As filed with the Securities and Exchange Commission on December 2, 1998
                                                      Registration No. 333-43541
--------------------------------------------------------------------------------
       S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N


                             Washington, D.C. 20549


                                   Amendment
                                     No. 1
                                       to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           Casella Waste Systems, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                             03-0338873
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                   25 Greens Hill Lane, Rutland, Vermont 05701
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


                             1996 Stock Option Plan
                             ----------------------
                            (Full title of the plan)

                                 John W. Casella
                 President, Chief Executive Officer and Chairman
                           Casella Waste Systems, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (802) 775-0325
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


  Title of                                Proposed            Proposed
Securities            Amount to           Maximum            Maximum               Amount of
   to be                  be           Offering Price         Aggregate           Registration
Registered            Registered          Per Share         Offering Price            Fee
----------            ----------       --------------       --------------        ------------
Class A
Common Stock          609,635              (1)               $7,260,727.50 (1)       $2,141.91(2)
$0.01 par value       shares



--------------------------
     (1) Estimated solely for the purpose of calculating the registration fee, and based on the exercise prices of options granted under the 1996 Stock Option Plan (ranging from $4.61 per share to $16.00 per share), in accordance with Securities Act Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act").


     (2) Previously Paid.

                               EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is being filed to include an additional paragraph under Item 6 and to amend and restate the Exhibit Index and file an Exhibit hereto.


Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rutland, Vermont on the 2nd day of December, 1998.



                                          Casella Waste Systems, Inc.



                                        By: /s/ John W. Casella
                                            -----------------------------------
                                            John W. Casella
                                            President, Chief Executive Officer,
                                            Chairman of the Board of Directors
                                            and Secretary

     WITNESS our hands and common seal on the date set forth below.


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of December 2, 1998.


     Signature                         Title


/s/ John W. Casella                 President, Chief Executive Officer,
-------------------------           Chairman of the Board of Directors
John W. Casella                     and Secretary (Principal Executive Officer)


/s/ Douglas R. Casella*             Vice Chairman of the Board of Directors
------------------------
Douglas R. Casella


/s/ James W. Bohlig*                Senior Vice President, Chief Operating
------------------------            Officer and Director
James W. Bohlig


/s/ Jerry S. Cifor*                 Vice President, Chief Financial Officer
------------------------            and Treasurer (Principal Financial and
Jerry S. Cifor                      Accounting Officer)


/s/ John F. Chapple III*            Director
------------------------
John F. Chapple III


/s/ Michael F. Cronin*              Director
------------------------
Michael F. Cronin


/s/ Gregory B. Peters*              Director
------------------------
Gregory B. Peters


*By: /s/ John W. Casella
     ----------------------------
     John W. Casella
     Attorney-in-Fact

                                  Exhibit Index
                                  -------------

Exhibit
Number
-------


4.1(1)         Second Amended and Restated Certificate of Incorporation of the
               Registrant

4.2(1)         Second Amended and Restated By-laws of the Registrant

4.3(1)         Specimen Stock Certificate of Common Stock of the Registrant

5.1(2)         Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1(2)        Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2           Consent of Arthur Andersen LLP, independent accountants

24.1(2) Power of Attorney (included in the signature pages of this Registration Statement)

--------------------------

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-33135), and incorporated herein by reference.

(2)       Previously filed.